EXHIBIT 23.1
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                  CONSENT OF LAZAR, LEVINE & FELIX LLP

      We consent to the reliance upon our report dated January 6, 2005 (except for Note 15, the date of which is January 14, 2005) and (June 3, 2005 as to the effects of the restatement discussed in Note 4, and August 3, 2005 as to the revenue recognition disclosure in Note 1) with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. included in its Annual Report (Form 10-KSB/A) for the fiscal year ended October 31, 2004 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659),
(ii) the Company's Registration Statement on Form S-8 (SEC File
No. 333-00424), (iii) the Company's Registration Statement on
Form S-3 (SEC File No. 333-75377), (iv) the Company's
Registration Statement on Form S-8 (SEC File No. 333-110156),
(v) the Company's Registration Statement on Form S-8 (SEC
File No. 333-110157), and (vi) the Company's Registration Statement on Form SB-2 (SEC File No. 333-12926).

                      LAZAR, LEVINE & FELIX LLP

New York, New York
November 29, 2005